UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.

_____________________

FORM 8-K/A

_____________________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 6, 2024 (September 5, 2024)

Accredited Solutions, Inc.
(Exact name of registrant as specified in its charter)

000-54509	45-2578051
(Commission File Number)	(IRS Employer Identification Number)

20311 Chartwell Center Drive Suite 1469, Cornelius, North Carolina	28031
(Address of Principal Executive Offices)	(Zip Code)

800-947-9197

(Registrant’s telephone number, including area code)

_________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the F4orm 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

On September 6, 2024, Accredited Solutions, Inc. a Nevada corporation (the “Company”), filed a Current Report on Form 8-K (the “Form 8-K”) to report its having executed an indication of interest (the “IOI”) with Globetopper. The Form 8-K is being amended to include a copy of the IOI as an exhibit.

Item 8.01 Other Events.

On September 5, 2024, Accredited Solutions, Inc., a Nevada corporation (the “Company”), executed a non-binding Indication of Interest (the “IOI”) with Globetopper, a leading US-based B2B distributor of third third-party e-gift cards that reported $33.7 million (unaudited) in sales in 2023 and has projected a 2024 revenue run-rate of $42.5 million (unaudited) with a resulting anticipated profit on a net income basis. The IOI contemplates a transaction whereby the Company would acquire 100% of Globetopper’s outstanding equity securities. Assuming that both parties to the IOI agree, and assuming the Company is assured of the auditability of Globetopper, the IOI contemplates that a formal agreement would be executed by the parties.

There is no assurance that any definitive agreement will result from the Company’s executing this IOI or that the Company will otherwise benefit from its executing the IOI.

The foregoing description of the IOI is qualified in its entirety by the full text of the IOI, which is filed as Exhibit 10.1 to, and incorporated by reference in, this Current Report.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Indication of Interest between the Company and Globetopper
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

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SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCREDITED SOLUTIONS, INC.

Date: September 6, 2024	By:	/s/ Eduardo A. Brito
Eduardo A. Brito
Chief Executive Officer

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